Exhibit 99.1

                               LICENSE AGREEMENT


	THIS LICENSE AGREEMENT (the "Agreement") made this 16th day of September, 2011, by and between Medical Application Research Corp., a Florida corporation, with an address of 8200 Seminole Boulevard, Seminole, Florida 33772 (hereinafter called "Licensor"), and Casino Players, Inc., a Nevada corporation, with its principal office located at 1150 Hillsboro Mile #1004; Hillsboro Beach, Florida 33062 (hereinafter referred to as "Licensee"). The aforementioned entities may be referred to hereinafter as a "Party" or collectively as the "Parties".

                             W I T N E S S E T H:

	WHEREAS, Licensor is the owner of certain intellectual property consisting of computer software known as "Advantage" and "Medytox Management Tool" (the "Software"), a trade name ("Medytox") and a marketing structure utilized by Licensor in connection with its business of providing management services to medical professionals and the medical urinalysis toxicology testing industry (hereinafter collectively referred to as the "Medytox Product"); and

	WHEREAS, Licensee desires to establish a business relationship with the purpose of utilizing the Medytox Product, which exists and identify the business of Licensor to the public throughout the United States (the "Territory"); and

	WHEREAS, Licensor has agreed to grant Licensee the exclusive right and license to so use the Medytox Product which exists and identifies the business of Licensor and to utilize the Medytox Product of Licensor in the medical urinalysis toxicology testing industry as hereinafter provided.

	NOW THEREFORE, Licensor and Licensee, in consideration of the mutual agreements herein contained and for other good and valuable consideration, acknowledged by each of them to be satisfactory and adequate, do hereby agree to be legally bound as follows:

                                   SECTION 1
                               GRANT OF LICENSE

	1.01	Grant of License.  Licensor hereby grants to Licensee an
exclusive, perpetual, irrevocable, non-transferable right and license to utilize the Medytox Product only in connection with the operation of Licensee's business involving the medical urinalysis toxicology testing industry (hereinafter referred to as "License Rights"). The grant of said License Rights shall be exclusive to Licensee within the Territory, subject to the terms and conditions hereinafter set forth.

 	1.02	Scope and Purpose.  Licensee is entitled to utilize the License
Rights in connection with establishing business relationships with physicians, physician professional associations and/or partnerships, medical professionals and laboratory testing facilities, all subject to the terms and conditions of this Agreement.

	1.03	Non-Assignable.  Licensee may not change, alter, transfer, assign or license out the License Rights, in whole or in part, without the prior written consent of Licensor which consent may be given or denied by Licensor in its sole discretion. Notwithstanding the foregoing, Licensee may assign the License Rights to one or more of its wholly-owned subsidiaries. Such assignment shall terminate immediately in the event any such subsidiary is purchased by any third party or if the subsidiary is the subject of any spin-off transaction or other transaction that results in any other person or entity owning any portion of such subsidiary.

	1.04	Term.	The term of this Agreement shall commence on the date hereof and be perpetual in nature subject to the termination provisions of Section 8 below.

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                                   SECTION 2
                              DUTIES OF LICENSEE

	2.01	Territory.  Upon acceptance of this Agreement and payment by
Licensee of the required consideration discussed in Section 4, Licensor grants to Licensee the right to use the Medytox Product for purposes of establishing and expanding business opportunities in the medical urinalysis toxicology testing industry within the entire world (the "Territory").

	2.02	Product and Service.  All materials used by Licensee must meet the design specifications of the Licensor. Licensee is prohibited from using any such materials that fail to meet the design specifications of Licensor, and such unauthorized usage constitutes a material breach of this Agreement.

	2.03	Maintenance.  Licensee shall at all times maintain the Medytox
Product used in its business.

	2.04	Medytox Product.   When Licensee desires to use any aspect of
portion of Licensor's Medytox Product in its business, including but not limited to usage on signs, banners, literature, marketing and advertising materials, and other pictorial and/or graphic materials, such intended usage shall be submitted in writing to Licensor for prior approval, which approval shall not be unreasonably withheld.

	2.05	Organization, Operation and Management of Business.  Licensee is
solely responsible for the organization, operation, marketing and management of its business, and shall be responsible for the development of its own ongoing method of business operation, including but not limited to the following: selection and establishment of business sites; sales techniques; marketing plan/system and advertising practices; employee selection, hiring and training; personnel policies and practices; hours of operation; and all other such ongoing concerns in the course of Licensee's routine business operation and management. Licensee shall not be reliant upon or subject to Licensor's control over, or assistance, except with respect to the possession of Licensor's Medytox Product.

	2.06	Agency.  Licensee shall not under any circumstance act or hold itself out as an agent or representative of Licensor, and shall not incur any liability or create any obligation whatsoever for Licensor.

	2.07	 Transaction Forms.  At all times during the Term of this
Agreement, Licensee is required to use and execute a transaction form for each and every transaction. The transaction form shall be in substantially similar form to the transaction form used by the Licensee in its operations, or otherwise required by Licensee, including any modifications or alterations which Licensee may promulgate from time to time. Any proposed transaction form must be approved by the Licensor prior to its usage by Licensee. Transaction is defined as the submission of a urine testing sample to an approved laboratory for analysis. A finalized transaction has occurred when a Licensee has received payment for the test and remitted payment to the physician or physician group that referred the subject for testing.

	2.08	Lawful Operations.  At all times Licensee shall conduct its
business in accordance with all applicable federal, state and local laws, regulations and ordinances. Licensee shall not, either during or after the Term of this Agreement, do anything, or aid or assist any other party to do anything, which would infringe on, harm, impair, or contest the rights granted herein to Licensee with respect to the License Rights.

	2.09	Limitations on License Rights.  Licensee understands and agrees that this Agreement does not confer upon the Licensee any proprietary right, title or interest in or to the Medytox Product, but only the right to use them during the Term of this Agreement and only in accordance with its terms and conditions.

	2.10	Licensee Information.  Licensee is required to provide Licensor with all material information on the business and financial background of the Licensee which is requested by Licensor, including but not limited to the form and type of entity under which the Licensee operates (i.e., corporation, partnership, etc.), the name and addresses of the officers, directors, shareholders (or partners, if applicable), the capitalization, and any other matter reasonably related to Licensee's duties and obligations under this Agreement. Licensee is required to provide written notice to Licensor of any change in control or ownership of Licensee at least thirty (30) days in advance.

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	2.11	Financial Obligations.  Licensee agrees to pay all financial obligations due and owing under this Agreement and to maintain its books and records as required herein.

	2.12	Board of Director Appointment.  As additional consideration for the grant of the License hereunder, Licensee agrees that it will appoint one Board of Director nominee identified by Licensor and that such nominee shall serve a term until the next annual meeting of shareholders or until removed by a majority vote of shareholders.

                                   SECTION 3
                        CERTAIN RIGHTS, REPRESENTATIONS
                          AND WARRANTIES OF LICENSOR

	3.01	Licensor currently is engaged in the business of providing
management services to medical professionals and the medical urinalysis toxicology testing industry.

	3.02	Licensor does not, and has not at any time during the negotiation of this Agreement, guaranteed, conditionally or unconditionally, that Licensee will earn or receive income from the business contemplated by this Agreement, or that Licensee's business attributable to this Agreement, or generally, will be a financial success.

	3.03	Licensor warrants and represents that Licensee is under no
obligation to purchase, lease, take possession of, or receive any products, equipment, supplies, services or assistance with which to start its business, either from Licensor or from an entity recommended by Licensor.

	3.04	The Licensor shall not, either during or after the Term of this
Agreement, do anything, or aid or assist any other party to do anything, which would infringe on, harm, impair, or contest the License Rights granted herein except in the event of a breach of this Agreement by Licensee.


                                   SECTION 4
                              FEES AND ROYALTIES

	4.01	License Fees and Royalties. Licensee shall pay Licensor a monthly license fee ("License Fee") consisting of fifteen percent (15%) of all gross revenue of Licensee for the Medytox Product and six dollars ($6.00) per urinalysis test for use of the Software. The License Fee shall be due and payable within twenty (20) days after the end of the month in which business is conducted under the grant of the License Rights. Licensee shall also immediately issue Licensor twenty million (20,000,000) shares of its preferred stock with designations as agreed upon by the parties. When the monthly collected revenue equals $2,500,000 in any given month, Licensor shall have the right to convert any number of its preferred shares to common stock of the Licensee and the license fee for the Medytox product shall drop to five percent (5%) of collected gross revenue.

	4.02	Advertising Fees.  All advertising fees are the responsibility of the Licensee.

	4.03	Signs and Banners.  The cost of signs and banners and other forms of interior and exterior promotional items shall be paid solely by Licensee.

	4.04	Licenses and Permits.  Licensee is responsible for payment and acquisition of all required state, local and federal licenses, approvals, permits, taxes and other fees associated with its business.

	4.05	Supplies.  Licensee is responsible for payment and acquisition of all of all supplies used in the operation of its business, including but not limited to presentation folders, brochures, cards, holders, displays and other such items. From time to time, Licensor may recommend the usage of certain signs, forms, banners, promotional items and other documents by Licensee. If Licensee utilizes such items, Licensee shall bear the cost and expense of said items.

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                                   SECTION 5
                                INDEMNIFICATION

	5.01	Licensee hereby indemnifies and holds Licensor, its officers, directors, shareholders and agents, harmless from and against any and all claims, damages, liabilities, costs and expenses arising out of or relating to this Agreement, except when the same shall arise due to the willful misconduct or culpable negligence of Licensor, including but not limited to any claims arising from:

	a)	 Licensee's usage of the License Rights; and

	b)	the operation of Licensee's business, including but not limited to products liability claims, personal injury claims, or any third-party claims against Licensor arising from the operation of Licensee's business; and

c)	any claim arising out of or pertaining to any breach by Licensee of this
Agreement.

	5.02	Licensor hereby indemnifies and holds Licensee harmless from and against any and all claims, damages, liabilities, costs and expenses arising out of or pertaining to:

	a)	any breach by Licensor of this Agreement; and

	b)	any claim of infringement against Licensee in connection with
Licensee's usage of the Proprietary Product, on condition that: i) Licensee has received prior approval from Licensor for any usage of the contested items bearing the Proprietary Product; and ii) Licensee's complied at all material times with the Proprietary Product specifications of Licensor.

	5.03	Any person or Party entitled to indemnity hereunder shall provide, within fifteen (15) days from the date of claim, written notice to the other
Party of any claim asserted against such Party, shall cooperate fully with the Party required to indemnify, and shall make no settlement or volunteer any admission against interest except with the written consent of the indemnitor. Indemnification pursuant to this Section 5 includes payment of attorney's fees and costs incurred through trial and appeal.


                                   SECTION 6
                           CONFIDENTIAL INFORMATION

	6.01	Licensee acknowledges that Licensor is the licensee of the
Proprietary Product and other material and information now or hereafter provided to Licensee under this Agreement.

	6.02	Licensee further acknowledges that the Proprietary Product
constitutes valuable intellectual property which has been and will be revealed to Licensee in confidence, and no right is given to or acquired by Licensee to disclose or reveal any portion thereof and Licensee covenants and agrees to keep the confidence hereunder reposed.

                                   SECTION 7
                                NON-COMPETITION

	7.01	Restrictive Covenant.  Licensee agrees that during the Term of this Agreement, and for a period of two (2) years after the termination of this Agreement for any reason, ("Restrictive Period"), Licensee shall not, either directly or indirectly, individually or as an officer, director, agent, shareholder, employee, advisor, partner, co-venturer, consultant, or through any family member, entity or person, engage in the following activities in the United States:

		(a)	Solicit, either directly or indirectly, any past, present or prospective clients, customers, employees, vendors, manufacturers, dealers or agents of Licensor or another Licensee;

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		(b)	Perform any act which may confer a competitive advantage or
benefit upon any entity or person in competition with Licensor.  Licensee shall not divert, or attempt to divert any business of Licensor, or take any action which is injurious to the business interests of Licensor or any
Licensee;

	7.02	Non-Disclosure.  At all times during the Term and after the
termination of this Agreement for any reason, Licensee agrees that it will not disclose, publish, replicate or otherwise provide any confidential business information of Licensor to anyone. Confidential business information includes all information about the Licensor, its intellectual property rights, clients, Licensees, dealers, customers, employees, financial performance, marketing data, advertising and promotional programs, Licensee operations, sales, computerized information, overall business operations, and all other matters associated with or related to the Licensor's business. Upon termination of this Agreement, Licensee shall return to Licensor any of Licensor's property in Licensee's possession, or within its control, including any item or information enumerated in this Section 7.02. All such information shall remain the property of Licensor and shall be surrendered without demand upon termination.

	7.03	Remedies.  In the event of a breach or threatened breach of this covenant not to compete, Licensor shall be entitled to all legal and equitable remedies, including temporary and permanent injunctive relief restraining Licensee from such breach or threatened breach. Licensee acknowledges that Licensor's license in the intellectual property is the essence of this Agreement and a breach of this Restrictive Covenant shall create a presumption of irreparable injury to Licensor. This Restrictive Covenant shall be deemed an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of Licensee against Licensor, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by Licensor of this Section 7. Licensee agrees to indemnify and hold harmless Licensor from and against any and all claims, losses, damages, or expenses, including attorney's fees and costs, through trial and appeal, arising from Licensee's breach or threatened breach of this Restrictive Covenant.

                                   SECTION 8
                                  TERMINATION

	8.01	Licensor shall have the right to terminate this Agreement upon notice in writing of the occurrence of any of the following events:

		(a)	Immediately in the event Licensee files a voluntary petition for bankruptcy or becomes the subject of an involuntary petition for bankruptcy; is declared insolvent or makes an assignment for the benefit of creditors; or a receiver is appointed or demanded by, for, or against Licensee under any proceeding; or

		(b)	Licensee defaults in the performance of any non-financial
obligation under this Agreement after receipt of notice of such failure, and fails to cure such conduct within thirty (30) days from receipt of the notice;
or

		(c)	Licensee fails to pay any financial obligation due under
this Agreement within ten (10) days from the due date of the obligation; or

		(d)	Licensee, or any of its officers or directors are convicted
of a crime which adversely affects the business reputation of the Licensor; or

		(e)	Licensee ceases to exist for any reason such as voluntary or involuntary dissolution; or

		(f)	Licensee commits any act of fraud, theft, embezzlement or
misappropriation of funds, or dishonesty with respect to any of its obligations under this Agreement.

	8.02	Upon termination of this Agreement for any reason, Licensee's rights, title and interest to the License Rights granted herein shall automatically terminate. Licensee shall immediately cease and desist all usage of the License Rights, including but not limited to usage of the Proprietary Products and any other privileges granted herein. Licensee shall immediately dismantle all units to remove the Proprietary Products and return the device(s) to Licensor at its own expense.

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	8.03	Upon termination of this Agreement for any reason, Licensee shall immediately discontinue the use of the Proprietary Products and Licensee shall have no further rights under this Agreement. All property of Licensor shall be returned immediately to Licensor in accordance herein.

	8.04	Upon termination of this Agreement for any reason, Licensee shall immediately assign all of its accounts, contracts, agreements and rights with its dealers and customers to Licensor. Licensee shall provide written notice to its dealers and customers that Licensor is the assignor of said accounts, and any sums due and owing to Licensee shall be paid directly to Licensor.

                                   SECTION 9
                                 MISCELLANEOUS

	9.01	Assignment.  Except as provided herein, the interest of the
Licensee in this Agreement is personal and may not be assigned, transferred, shared or divided in any manner by Licensee without the written consent of the Licensor. Nothing herein contained shall be deemed to constitute a restriction in any manner on the right of a shareholder of Licensee to transfer or assign his/ her or its stock in Licensee.

	9.02	Compliance with Laws.  Licensee and Licensor each shall conduct its business in strict compliance of all applicable laws, ordinances, regulations and other requirements of any federal, state, county, municipal or other government and will obtain all necessary permits, licenses or other consents for the lawful operation of its business.

	9.03	Notices.  Any notice, demand or delivery to be given or to be served upon any Party in connection with this Agreement must be in writing, and must be given by registered mail or certified mail and shall be deemed to have been received when a registered or certified letter containing such notice properly addressed, with postage prepaid, is postmarked for delivery in the United States mail; and if given otherwise than by registered or certified mail, it shall be deemed to be received on the date it is personally or directly delivered to the Party to whom it is addressed. Such notices, as provided herein, shall be given to the parties hereto at the following address:



	Licensor:	Medical Application Research Corp.
		        James McConnell, President
			8200 Seminole Boulevard
			Seminole, Florida 33772

	Licensee:	Casino Players, Inc.
			William Forhan, Chief Executive Officer
			1150 Hillsboro Mile #1004
			Hillsboro Beach, Florida  33308

	Any Party hereto may at any time by giving ten (10) days' prior written notice to the other Party hereto, designate any other address in substitution of the foregoing address to which such notice shall be sent.

	9.04	Federal Trade Commission Rule.  Licensee and Licensor acknowledge that the Parties have not intended to create a franchise relationship between themselves and that Licensor has not represented this licensing arrangement to be a "franchise" as defined in 16 C.F.R. 436 et. seq., or as defined in any applicable state franchise laws, prior to or during the negotiation of this Agreement. The Parties acknowledge that the Licensor has made no representation that any form of business operations or management plan, manual, or advice, or any marketing plan or system, would be provided to or necessarily implemented by Licensee. Licensee acknowledges that Licensee has not been provided with, or required under the terms of this Agreement to adopt or utilize any marketing plan or system, nor has Licensor prescribed to Licensee, in whole or in part, any form of marketing plan or system in relation to this Agreement. Licensee further acknowledges that Licensee has not been required under the terms of this Agreement to adopt the business format of, or a business format substantially similar to the business format utilized by Licensor. The parties agree that in the event it is determined that a franchise agreement has been entered into by the parties, the Licensee acknowledges that it has received the necessary information from the Licensor as required by the Federal Trade Commission; further that Licensor has made no representations relating to the potential income from operations by Licensee and that a copy of this Agreement was furnished to the Licensee at least five
(5) days prior to the execution hereof.

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	9.05	Entire Agreement. This Agreement contains the entire agreement of the parties and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect. No failure of Licensor to exercise any power given it hereunder, or to insist upon the strict compliance of Licensee of any obligation hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Licensor's right to demand exact compliance with the terms hereof.

	9.06	Jurisdiction and Venue.  The parties agree that should a dispute arise between the parties as a result of this Agreement, personal jurisdiction shall solely and exclusively lie in the State of Florida, and venue shall solely and exclusively be had in Pinellas County, Florida, to the exclusion of all other venues. This Agreement shall be construed under the laws of the State of Florida.

	 9.07	Attorneys' Fees.  In the event it becomes necessary for either
Party herein to seek legal means to enforce the terms of this Agreement, the prevailing Party is entitled to payment of all of its reasonable attorneys' fees, costs and expenses, including any cost reasonably and necessarily incurred by the prevailing Party as a necessary incident to the prosecution or defense, through all proceedings and appeals.

	9.08	Counterparts.  This Agreement may be executed in several
counterparts, each of which shall be deemed an original.

	9.09	Counsel.  The Parties agree that each has participated equally in the creation and drafting of this agreement, and that each Party to this Agreement has had the opportunity to seek independent legal counsel prior to entering into this Agreement.

	IN WITNESS WHEREOF, the Parties have executed this Agreement on the date set forth above.

						"Licensor"

						MEDICAL APPLICATION RESOURCE CORP.
						a Florida corporation

						/s/ JAMES MCCONNELL

						By:
 						James McConnell, President


						"Licensee"

						CASINO PLAYERS, INC.
						a Nevada corporation

						/s/ WILLIAM FORHAN

						By:
						William Forhan,
						Chief Executive Officer

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